EXHIBIT 99.1

SharpLink Gaming Announces 1-for-12 Reverse Stock Split

MINNEAPOLIS – May 1, 2025 – SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), an online performance-based marketing company serving the U.S. sports betting and global iGaming industries, today announced that it will effect a 1-for-12 reverse stock split of its outstanding common stock. The reverse stock split will be effective for trading purposes as of the commencement of trading on May 6, 2025.

The reverse stock split is intended to increase the per share trading price of SharpLink’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (Rule 550(a)(1)). SharpLink’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “SBET” and under a new CUSIP number, 820014405. As a result of the reverse stock split, every twelve pre-split shares of common stock outstanding will become one share of common stock. The reverse split will also apply to common stock issuable upon the exercise of SharpLink’s outstanding warrants and stock options. The reverse stock split will not proportionately reduce the number of shares of authorized common stock, as permitted under Delaware law.

SharpLink’s transfer agent, Equiniti Trust Company, LLC, which is also acting as the exchange agent for the reverse split, will provide instructions to stockholders regarding the process for exchanging share certificates. Any fractional shares of common stock resulting from the reverse stock split will be rounded to the nearest whole post-split share (half shares will be rounded down) and no stockholders will receive cash in lieu of fractional shares. For assistance from Equiniti, please call 877-248-6417 or 718-921-8317.

About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink is a trusted marketing partner to leading sportsbooks and online casino gaming operators worldwide. Through its iGaming affiliate marketing network, known as PAS.net, SharpLink focuses on driving qualified traffic and player acquisitions, retention and conversions to U.S. regulated and global iGaming operator partners worldwide. In fact, PAS.net won industry recognition as the European online gambling industry’s Top Affiliate Website and Top Affiliate Program for four consecutive years by both igamingbusiness.com and igamingaffiliate.com. SharpLink also owns and operates a portfolio of direct-to-player, state-specific, affiliate marketing websites designed to attract, acquire and drive local sports betting and online casino gaming traffic to its valued partners which are licensed to operate in each respective state. For more information, please visit www.sharplink.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business through strategic growth opportunities, the potential benefits of the Company’s products, services and technologies and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, government regulation of online betting, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. The Company does not undertake any responsibility to update the forward-looking statements in this release.

CONTACT INFORMATION:

INVESTOR AND MEDIA RELATIONS

ir@sharplink.com

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